CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (the “Agreement”) is made as of the 10th day of October, 2011 (the “Effective Date”), and is by and between Anavex Life Sciences Corp., a Nevada State Corporation (hereinafter “Company”), and George Tidmarsh of California, USA (Hereinafter “Consultant”).

W I T N E S S E T H:

     WHEREAS the Company wishes to engage the services of the Consultant as Executive Director to the Company.

     AND WHEREAS Consultant wishes to perform such services among others for and on behalf of the Company and the Company desires to obtain and apply the expertise of the Consultant to the Business of the Company.

     NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration (the receipt of which is hereby acknowledged by each of the parties hereto) the parties make the arrangements and acknowledgements hereinafter set forth:

1.

Consulting Services - The Company hereby retains the services of the Consultant and the Consultant hereby agrees to provide the consulting services to the Company to benefit the Company and its determination and implementation of the Company's plans for its Business.

2.

Term - This Agreement is effective as of the Effective Date and shall remain in force, for a period of 1 (one) year, subject to the termination provisions contained herein. This Agreement may be renewed for such subsequent term and with such amendments as may be mutually agreed to in writing from time to time by the Company and the Consultant.

3.	Termination

     3.1 Either party may at any time terminate this Agreement by providing the other party with at least thirty (30) days written notice.

     3.2 Upon termination of this Agreement, Consultant shall return to the Company all material that is the property of the Company.

     3.3 Upon termination the Consultant shall have 30 days to exercise any options that have already vested. After 30 days any unexercised options shall become void and of no further effect. All non-vested options at the time of termination or death shall become immediately void and of no further effect.

4.	Compensation - In full consideration of the Consultant's Services hereunder, the Company shall compensate the Consultant a fee as follows:

a.	Pay to the Consultant a monthly fee of US$10,000 paid every month.
b.	500,000 Share purchase options subject to Schedule 1 as attached.
c.	Pay all reasonably documented expenditures that are incurred in the course of performing the services described herein on behalf of the Company.

5.

Non-Disclosure of Information - Consultant acknowledges that by virtue of his position he will be privy to Company’s confidential information and trade secrets, as they may exist from time to time, and that such confidential information and trade secrets may constitute valuable, special, and unique assets of Company (hereinafter collectively “Confidential Information”). Accordingly, Consultant shall not, during the Term and for a period of one (1) year thereafter, intentionally disclose all or any part of the Confidential Information to any person, firm, corporation, association or any other entity for any reason or purpose whatsoever, nor shall Consultant and any other person by, through or with Consultant, during the term and for a period of one (1) year thereafter, intentionally make use of any of the Confidential Information for any purpose or for the benefit of any other person or entity, other than Company, under any circumstances.

6.	Insider Trading – Consultant has received the Insider Trading Policy of the Company and agrees to execute and abide by said Policy.

     IN WITNESS WHEREOF, each of the parties hereto has executed as of the date first herein above written.

COMPANY:

Anavex Life Sciences Corp.

By:	/s/ Harvey Lalach
Harvey Lalach
President

CONSULTANT:

/s/ George Tidmarsh
George Tidmarsh

SCHEDULE 1

STOCK OPTION AGREEMENT

     This Stock Option Agreement is made as of October 11, 2011 by and between Anavex Life Sciences Corp. (the “Corporation”), and George Tidmarsh (the “Optionee”).

RECITALS

     A. The Corporation and the Optionee have entered into a Consulting Agreement dated as of October 10, 2011 (the “Consulting Agreement”) that provides for the grant of stock options to the Optionee to purchase shares of the Corporation’s common stock (the “Shares”). The stock options granted herein are being granted pursuant to the Consulting Agreement.

NOW THEREFORE, specifically incorporating these recitals herein, it is agreed as follows:

AGREEMENT

GRANT OF OPTIONS

NUMBER OF SHARES. Subject to the terms and conditions of this Agreement and the Consulting Agreement, the Corporation grants to Optionee, Options to purchase from the Corporation five thousand (500,000) shares (the “Option Shares”).

     EXERCISE PRICE. Each Option Share is exercisable at a price of US $1.50 per share (the “Option Price”).

     TERM. The Expiration Date for all Options shall be October 10, 2016.

     VESTING. The Options granted herein vest in accordance with the terms set out below:

     125,000 options to vest October 10, 2012
     10,417 options to vest at the end of every month starting October, 2012 through September, 2015.
     10,405 options to vest October 10, 2015

     CONDITIONS OF OPTION. The Options may be exercised immediately upon vesting, subject to the terms and conditions as set forth in this Agreement and the Consulting Agreement.

EXERCISE OF OPTION

     DATE EXERCISABLE. The Options shall become exercisable by Optionee in accordance with the vesting terms as above.

     MANNER OF EXERCISE OF OPTIONS AND PAYMENT FOR COMMON STOCK. The Options may be exercised by the Optionee, in whole or in part, by giving written notice to the Secretary of the Corporation, setting forth the number of Shares with respect to which Options are being exercised. The purchase price of the Option Shares upon exercise of the Options by the Optionee shall be paid in full in cash.

     STOCK CERTIFICATES. Promptly after any exercise in whole or in part of the Options by Optionee, the Corporation shall deliver to Optionee a certificate or certificates for the number of Shares with respect to which the Options were so exercised, registered in Optionee name.

     NON-TRANSFERABILITY. The Options are not transferable by Optionee.

     NO RIGHTS AS SHAREHOLDER PRIOR TO EXERCISE. Optionee shall not be deemed for any purpose to be a shareholder of Corporation with respect to any shares subject to the Options under this Agreement to which the Options shall not have been exercised.

     ADJUSTMENTS. The existence of the Options shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustments, recapitalization, reorganization, or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or preference stocks ahead of or affecting the Option Shares, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     ADJUSTMENT TO OPTION SHARES. The Option Shares are subject to adjustment upon recapitalization, reclassification, consolidation, merger, reorganization, stock dividend, reverse or forward stock split and the like. If the Corporation shall be reorganized, consolidated or merged with another corporation, Optionee shall be entitled to receive upon the exercise of the Option the same number and kind of shares of stock or the same amount of property, cash or securities as Optionee would have been entitled to receive upon the happening of any such corporate event as if Optionee had been, immediately prior to such event, the holder of the number of Shares covered by the Option.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Anavex Life Sciences Corp.

Name: Harvey Lalach
Title: President

The undersigned Optionee hereby acknowledges receipt of this Stock Option Agreement, accepts the Options granted there under, and agrees to the terms and conditions thereof and the related Consultant Agreement.

OPTIONEE

George Tidmarsh

Anavex Life Sciences Corp.

NOTICE OF EXERCISE OF STOCK OPTION

The undersigned hereby exercises the Stock Options granted by Anavex Life Sciences Corp. and seeks to purchase ____________________ shares of Common Stock of the Corporation pursuant to said Options. The undersigned understands that this exercise is subject to all the terms and provisions of the Stock Option Agreement dated as of October 10, 2011 and of the Consulting Agreement referred to therein.

Enclosed is a check in the sum of US $ _____________________ in payment for such shares.

Signature of Optionee

Date:

By:
George Tidmarsh